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                                                                  Exhibit 10.10

                          COMMEMORATIVE BRANDS, INC.
                        INCENTIVE STOCK PURCHASE PLAN

          SECTION 1. ESTABLISHMENT. Commemorative Brands, Inc. hereby establishes a restricted incentive stock purchase plan for the benefit of its employees, consultants and independent sales representatives, as described herein, which shall be known as the "Commemorative Brands, Inc. Incentive Stock Purchase Plan".

          SECTION 2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

          (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person has, directly or indirectly, the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          (b)  "Board" means the Board of Directors of Corporation.

          (c)  "Cause" means with respect to a Grantee

               (i) a finding by the Plan Administrator that the Grantee engaged in a criminal act involving moral turpitude, or any criminal act or willful misconduct, which in either case, is inconsistent with his or her employment responsibilities or contractual relationship with the Corporation or any or its Affiliates;

               (ii) the Grantee's willful and continued failure substantially to comply with any reasonable policy, standard or regulation established by the Board or any senior officer of the Corporation or any of its Subsidiaries or substantially to comply with any reasonable order, advice or direction of the Board or any senior officer of the Corporation or any of its Subsidiaries or substantially to perform his or her duties, other than due to the Disability of such Grantee; or

               (iii) acts of dishonesty, fraud or theft by the Grantee resulting in or intending to result in personal gain or enrichment.

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          (d)  "Change in Control" means any public offering of stock, merger, tender offer, consolidation or sale of all or substantially all of the stock or assets of the Corporation, or related series of such events, as a result of which designees of Castle Harlan Partners II, L.P. and its Affiliates cease to constitute a majority of the Board.

          (e) "Committee" means, if applicable, the committee appointed by the Board under Section 5 to administer the Plan.

          (f) "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

          (g) "Corporation" means Commemorative Brands, Inc., a Delaware corporation and any successor thereof.

          (h) "Disability" means, with respect to a Grantee, a determination by the Plan Administrator that a Grantee suffers from a physical or mental condition which prevents such Grantee from engaging in his or her current position or in another position commensurate with his or her current position taking into consideration his or her education, training, and experience for a period of three consecutive months or for any 120 days in a 360 day period.

          (i) "Fair Market Value" means, as of any date, with respect to any class of stock that is (a) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which such United States securities exchange was open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but which is included in the NASDAQ Stock Market System (including the NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in the NASDAQ Stock Market System, the fair market value of such stock as determined from time to time by the Plan Administrator in its sole discretion.

          (j) "Grantee" means any eligible person (as described in Section 4) who shall have been offered or granted the right to acquire restricted Shares under the Plan.

          (k) "Initial Public Offering" means the first offering by the Corporation to the public generally of Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, other than on Forms S-4 or S-8 (or the equivalent thereof), upon the consummation of which shares of Common Stock are listed on a

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               United States securities exchange or included in the NASDAQ
               Stock Market System.

          (l) "Period of Restriction" means the period during which restricted Shares acquired hereunder are subject to certain repurchase rights and rights of first refusal and other restrictions on transfer as described in Sections 14, 15, 16 and 17 hereof which, except as otherwise provided by the Plan or by a separate agreement between the Grantee and the Plan Administrator, shall be a period beginning on the date on which the Grantee was provided the right to purchase the Shares and ending on the earlier to occur of (i) the date, if any, upon which the Corporation undergoes a Change in Control or (ii) the date, if any, upon which the Corporation consummates an Initial Public Offering. The Plan Administrator shall have discretion to otherwise limit or eliminate the Period of Restriction with respect to Shares purchased or acquired by any Grantee.

          (m) "Person" means any individual, partnership, firm, trust, corporation or other similar entity.

          (n) "Plan" means the Commemorative Brands, Inc. Incentive Stock Purchase Plan as described herein or as from time to time hereafter amended.

          (o) "Plan Administrator" means the Board or, if delegated by the Board pursuant to Section 5, the Committee.

          (p) "Series B Preferred Stock" means the Series B Preferred Stock, par value $.01 per share, of the Corporation.

          (q) "Shares" means, collectively, shares of the Series B Preferred Stock and Common Stock.

          (r) "Subsidiaries" means corporations or other entities 50% percent or more of the equity of which is owned, directly or indirectly, by the Corporation.

          SECTION 3. PURPOSE. The purpose of the Plan is to enable the Corporation to retain and motivate those employees, consultants and independent sales representatives who provide valuable service to the Corporation or its Subsidiaries, and to provide such employees, consultants and independent sales representatives with a means of acquiring or increasing a proprietary interest in the Corporation so that they will have an increased incentive to work toward the attainment of the long term growth and profit objectives of the Corporation and its Subsidiaries.

          SECTION 4. ELIGIBLE PERSONS. Any employee, consultant or independent sales representative of the Corporation or any of its Subsidiaries selected by the Plan Administrator shall be eligible to acquire restricted Shares under the Plan. In selecting employees, consultants and independent sales representatives for eligibility, the Plan Administrator shall consider (i) in the case of employees, their level of responsibility,
(ii) in the case of consultants, the benefits they provide to the Corporation or its Subsidiaries, and (iii) in the case of independent sales

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representatives, the level of sales historically achieved by such representatives or other benefits they provide to the Corporation or its Subsidiaries. The Plan Administrator may also consider (i) whether such prospective Grantee has theretofore received an opportunity to purchase or acquire Shares, (ii) the length of such person's historical tenure or relationship with the Corporation and its Subsidiaries (iii) the interest of the Corporation in further securing the Corporation's relationship with such prospective Grantee, (iv) whether the sale of Shares to such Grantee can be effected in compliance with, but without registration under, federal or state securities laws and (v) such other criteria as the Plan Administrator deems reasonable. No restricted Shares shall be purchased or acquired by a Grantee until such Grantee consents in writing to abide by the restrictions imposed on the Shares acquired by him or her.

          SECTION 5. ADMINISTRATION. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall initially be the Board; PROVIDED, HOWEVER, that the Board may delegate its authority to administer the Plan, including, but not limited to, the right to determine the specific allocation of Shares and eligibility to purchase or otherwise acquire Shares under the Plan, to a Committee consisting of at least three (3) members. The decision of a majority of the members of the Board or, if applicable, the Committee shall constitute the decision of the Board or, if applicable, the Committee, and the Board or, if applicable, the Committee may act either at a meeting at which a majority of the members are present or by a written consent signed by all members of the Board or, if applicable, the Committee. The Plan Administrator shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

          (a)  the individuals to be selected as eligible persons under
               Section 4;

          (b) the eligible persons to whom the right to purchase or otherwise acquire restricted Shares will be granted, allocated or offered under the Plan;

          (c) the time when such grants, allocations or offers shall be made hereunder;

          (d) the number of Shares to be covered under each such grant, allocation or offer;

          (e) the purchase price of any restricted Shares available for purchase under the Plan; and

          (f) the terms and conditions of the respective agreements or documents by which such grants shall be evidenced, offers or allocations made or purchases effected.

The Plan Administrator shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration, of the Plan.

          SECTION 6. NUMBER OF SHARES SUBJECT TO THE PLAN. The total number of Shares that may be made available for issuance under the Plan shall not exceed 5% of the total voting power of the Corporation. The Shares issuable under the Plan shall include Shares previously re-acquired by the Corporation or re-acquired simultaneously with the making of grants or effecting

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of sales pursuant hereto under the Plan, for the purpose of providing additional Shares to be available for issuance under the Plan. In addition to the foregoing limitations, the aggregate purchase price attributable to offers of Shares outstanding under the Plan at any time PLUS securities sold under the Plan during the preceding twelve months, shall not exceed the greater of (a) $500,000 and (b) 15% of the Corporation's total assets measured as of the end of the preceding fiscal year, and in no event shall the aggregate purchase price exceed $5,000,000.

          SECTION 7. UNUSED SHARES. In the event any Shares subject to grants or offers made under the Plan are not acquired or are repurchased by the Corporation pursuant to Section 14, 15 or 16 hereof, such Shares shall again become available for issuance under the Plan.

          SECTION 8. ADJUSTMENTS IN CAPITALIZATION. In the event of any change in the outstanding Shares by reason of a Share dividend, Share split, recapitalization, merger, consolidation, combination, Share rights plan or exchange of Shares or other similar corporate change, the aggregate number of Shares issuable under the Plan shall be appropriately adjusted by the Plan Administrator, whose determination shall be conclusive. In such event, the Plan Administrator shall also have discretion to make appropriate adjustments in the price of Shares subject to the Corporation's repurchase rights under Sections 14 and 15 hereof and in the number and type of Shares subject to restricted Share purchase rights then outstanding under the Plan pursuant to the terms of such rights or otherwise. Without limiting the generality of the foregoing, if the Company's Series B Preferred Stock and or Common Stock is recapitalized into multiple classes of preferred stock or common stock, the kind of Shares subject to the Plan shall be converted into, and shall thereafter be, those shares of preferred stock and/or common stock intended for broad general ownership rather than any class of special, super-voting or other control stock.

          SECTION 9. RESTRICTED SHARE ALLOCATION. The Plan Administrator may, consistent with the other provisions of the Plan, make available for purchase or acquisition under the Plan restricted Shares to any eligible persons described in Section 4. Such grants, allocations or offers shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent herewith as the Plan Administrator, in its sole discretion, may deem appropriate in each case:

          (a) OFFERING. From time to time, the Plan Administrator may make available for purchase or acquisition under the Plan restricted Shares. The offering shall specify the eligible person or persons to purchase Shares and shall specify the number of Shares available for purchase by each such eligible person; PROVIDED, HOWEVER, that (i) if for any offering the Corporation receives elections to purchase a number of Shares that exceeds the aggregate number of Shares available for purchase under such offering, the allocation of Shares for the individuals who have elected to purchase Shares shall be reduced by the Plan Administrator in a manner determined by the Plan Administrator, in its sole discretion, so that the total number of Shares purchased does not exceed the total number of Shares subject to the offering and (ii) if for any offering the Corporation receives elections to purchase a number of Shares that is less than the aggregate number of Shares offered to eligible persons in the Offering, the Plan Administrator

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               may, in its sole discretion, reallocate and reoffer such
               unpurchased Shares in any manner that the Plan Administrator, in its sole discretion, determines to be appropriate. The Plan Administrator shall, at the time of each offering, specify the duration of the offering.

          (b) SHARE PRICE. The price per Share to be paid for Shares in an offering shall be equal to the price set by the Plan Administrator for such offering.

          (c) PURCHASE. In order to purchase or acquire Shares under any offering pursuant to the Plan, the Grantee must send written notice to the Corporation and take such other action and execute and deliver such other documents or agreements as may be required by the terms of the offering. The purchase price for the Shares to be purchased must be paid by the Grantee in full in cash at the time designated in the Offering.

          (d) CERTIFICATES. The certificate or certificates for the Shares (or for interests in any voting trust with respect thereto) issuable under the Plan shall be issued as promptly as practicable after such purchase. A Grantee shall not have any rights as a stockholder with respect to the Shares (or a beneficiary with respect to any voting trust in respect thereof) until the date of issuance of a certificate to him or her for such Shares (or for interests in any voting trust with respect thereto). In no case may a fraction of a Share be purchased or issued under the Plan.

          (e) ADDITIONAL TERMS. The Plan Administrator may make any offering of Shares hereunder subject to such additional terms and conditions as it deems appropriate to comply with federal or state securities laws or otherwise in the best interests of the Corporation.

          SECTION 10. RESTRICTIONS ON TRANSFERABILITY. Unless and until the Corporation's rights to repurchase the Shares purchased hereunder shall have terminated as provided in Sections 14 and 15 hereof, no Shares acquired under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than to the Company. Thereafter and until the earlier to occur of a Change in Control or an Initial Public Offering, no Shares acquired under the Plan may be sold or transferred except in strict compliance with the terms of the Plan and subject to the terms thereof. All rights granted to a Grantee under the Plan shall be exercisable during the Grantee's lifetime only by the Grantee or the guardians or legal representatives of the Grantee. Upon the death of a Grantee, the personal representative or beneficiary of the Grantee may exercise the Grantee's rights, and shall be bound by the Grantee's obligations, under the Plan.

          SECTION 11. SHARES SUBJECT TO VOTING TRUST. The Plan Administrator may, in its sole discretion, require that in any offering of Shares hereunder, a Grantee who purchases or acquires Shares shall, as a condition precedent to the right of such Grantee to purchase or acquire such Shares, execute and become a party to any stockholders' agreement or voting trust agreement with respect to the Company's Shares as the Plan Administrator, in its sole discretion, deems advisable and to deposit such Shares in any voting trust described therein.

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          SECTION 12.    REMOVAL OF RESTRICTIONS.  Except as otherwise
provided in Section 14, 15, 16 or 17 hereof or in any other legally binding document governing such Shares (including, but not limited to the Corporation's Certificate of Incorporation, as amended, or By-Laws, as amended, or any Voting Trust Agreement or Stockholders' Agreement), restricted Shares acquired under Section 9 shall become freely transferable by the Grantee after the last day of the Period of Restriction.

          SECTION 13. OTHER RESTRICTIONS. The Board or the Plan Administrator may impose such other or additional restrictions on any Shares issued pursuant to the Plan as it may deem advisable.

          SECTION 14. EFFECT OF TERMINATION OF EMPLOYMENT OR CONSULTANCY OR INDEPENDENT SALES REPRESENTATIVE STATUS WITHOUT CAUSE OR DUE TO DEATH, TOTAL DISABILITY OR RETIREMENT. In the event a Grantee terminates his or her employment or, if applicable, his or her association with the Corporation as a consultant or independent sales representative because of death, Disability or retirement or the Grantee's employment or association with the Corporation as a Consultant or independent sales representative is terminated by the Corporation without Cause during the Period of Restriction, the Corporation, or its permitted assigns, shall have the right to repurchase, in whole or in part, such Grantee's Shares within the 180 calendar day period following such Grantee's termination of employment or association with the Corporation at the then Fair Market Value thereof. The purchase of the Shares pursuant to the foregoing may, at the discretion of the Plan Administrator, and subject to any applicable debt restrictions binding on the Corporation, be paid for either in cash or partly in cash with the balance payable under a note to be issued by the Corporation to the Grantee having such terms as the Plan Administrator in its sole discretion deems appropriate. If the Corporation or its permitted assigns elects to repurchase such Grantee's Shares, then from and after the date that the Corporation or its permitted assigns shall have tendered to such Grantee, or his or her representative, the consideration payable for such repurchase, all rights and privileges incident to the ownership of such Shares (including, but not limited to, the right to receive dividends thereon) shall cease, except the right to receive the purchase price therefor plus a sum equal to dividends, if any, declared but remaining unpaid on the date of purchase, without interest, and from and after such date the Corporation shall be at liberty to cancel the certificate or certificates representing such Shares upon the books of the Corporation. If neither the Corporation nor its permitted assigns elects to exercise the right granted in the foregoing sentences, the Corporation's right to repurchase such Grantee's Shares shall automaically terminate. The Corporation may, at its option, assign any of its rights to repurchase under this Section 14 to Castle Harlan Partners II, L.P. ("CHPII") or any of its Affiliates. Notwithstanding anything contained herein to the contrary, the repurchase rights provided under this Section 14 are not intended, and should not be construed, to supersede any existing and ongoing rights of first refusal that the Corporation may have with respect to the Shares under
Section 16 hereof or outside of the Plan.

          SECTION 15. OTHER TERMINATION OF EMPLOYMENT OR CONSULTANCY OR INDEPENDENT SALES REPRESENTATIVE STATUS. In the event that a Grantee's employment or, if applicable, his or her association with the Corporation as a consultant or independent sales representative is terminated by the Corporation for Cause, or by the Grantee for reasons other than death, Disability or retirement during the Period of Restriction, then any Shares still subject to restrictions at the date of such termination shall be made available to the Corporation, or its permitted assigns, for

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repurchase, in whole or in part, for the 180 calendar day period commencing at the date such Grantee's employment or association is terminated for a price equal to the lesser of (a) the then current Fair Market Value of such Shares and (b) the purchase price paid therefor by the Grantee; PROVIDED, HOWEVER, that if after the initial purchase of the Shares by the Grantee there has been a change in the capitalization of the Corporation described in
Section 8 hereof, the repurchase price shall be appropriately adjusted by the Plan Administrator, if necessary, consistent with such change in capitalization. The Corporation shall exercise its repurchase rights by notifying the Grantee of the number of Shares which the Corporation desires to repurchase and by providing payment equal to the repurchase price for such Shares within the one hundred eighty (180) calendar day period. The purchase of the Shares by the Corporation pursuant to the foregoing, may, at the discretion of the Plan Administrator and subject to any applicable debt restrictions binding on the Corporation, be paid for either in cash or partially in cash with the balance payable under a note issued by the Corporation having such terms as the Plan Administrator, in its sole discretion, deems appropriate. If the Corporation or its permitted assigns elects to purchase such Grantee's Shares, then from and after the date that the Corporation shall have tendered the purchase price payable therefor to the Grantee or his or her representative, all rights and privileges incident to the ownership of such Shares (including, but not limited to the right to receive dividends thereon) shall cease, except the right to receive the purchase price therefor plus a sum equal to dividends, if any, declared but remaining unpaid on the date of purchase, without interest, and from and after such date the Corporation shall be at liberty to cancel the certificate or certificates representing such Shares upon the books of the Corporation. If neither the Corporation, nor its permitted assigns, elects to exercise the right granted in the foregoing sentences, the Corporation's right to repurchase such Grantee's Shares shall automatically terminate. The Corporation may, at its option, assign any of its rights to repurchase under this Section 15 to CHPII or any of its Affiliates. Ntwithstanding anything contained herein to the contrary, the repurchase rights provided under this
Section 15 are not intended, and should not be construed, to supersede any existing and ongoing rights of first refusal that the Corporation may have with respect to the Shares under Section 16 hereof or outside of the Plan.

          SECTION 16. RIGHT OF FIRST REFUSAL. (a) If at any time any Grantee wishes to transfer any Shares held by him or her, to the extent permissible hereunder, then such Grantee must deliver to the Corporation and CHPII a written notice of his or her desire to so transfer (a "Notice of Intention") such Shares, accompanied by a copy of a bona-fide third party offer (an "Offer") relating to such transfer, setting forth such Grantee's desire to make such transfer pursuant to the terms of the Offer, the number of shares of Common Stock and Series B Preferred Stock proposed to be transferred (the "Offered Shares") and the price (the "Offer Price") at which such Grantee proposes to transfer such stock. Shares of Common Stock and Series B Preferred Stock may only be transferred in units consisting of one share of Series B Preferred Stock and one share of Common Stock each.

          (b) Upon receipt of the Notice of Intention, the Corporation shall have the right to purchase at the price specified in the Notice of Intention, all or any portion of the Offered Shares, exercisable by the delivery of notice to such Grantee (the "Notice of Exercise"), with a copy to CHPII, within 30 days from the date of receipt of the Notice of Intention. In the event the Corporation elects not to exercise its right to purchase the Offered Shares (or if the Corporation fails to provide the Notice of Exercise within such 30-day period), CHPII or its

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Affiliates may exercise the right set forth in this Section 16 to purchase the Offered Shares by providing a Notice of Exercise within 45 days after the date of its receipt of the Notice of Intention. The rights of the Corporation and CHPII and its Affiliates pursuant to this Section 16 shall terminate if not exercised within 30 days, in the case of the Corporation, or 45 days, in the case of CHPII and its Affiliates, after receipt of the Notice of Intention.

          (c) In the event the Corporation or CHPII or any of its Affiliates exercises its rights to purchase all or a portion of the Offered Shares, then such Grantee must sell the Offered Shares to the Corporation or CHPII or its Affiliate, as applicable, after not less than 30 days and not more than 60 days from the date of the delivery of the Notice of Exercise received by such Grantee.

          (d) If the Notice of Intention has been duly given and the Corporation and CHPII and its Affiliates elect not to exercise their rights or wish to exercise their rights only as to a portion of the Offered Shares, then the Grantee shall have the right for a period of up to 60 days from the expiration of the 45 day period commencing on the date of delivery of the Notice of Intention (unless such Grantee is notified prior to such date by both the Corporation and CHPII that neither intends to exercise its rights under this Section 16 in which case the Grantee shall have the right for a period of up to 60 days from the date it has been so notified by both the Corporation and CHPII) to sell the Offered Shares (or any portion thereof not purchased by the Corporation or CHPII) to any such third party for a price not less than the Offer Price and on the same terms and conditions as provided in the Notice of Intention; provided, that upon consummation of such sale, such third party is required to execute (i) an appropriate agreement with the Company agreeing to be bound by all of the restrictions on such Shares contained in the Plan, including, without limitation, Sections 16 and 17 thereof, and any other agreement between the Company and the Grantee with respect to the Shares and (ii) an appropriate supplement to the Voting Trust Agreement agreeing to become a party to, and to be bound by the terms and provisions of, the Voting Trust Agreement.

          (e) In the event the Corporation and CHPII and its Affiliates do not exercise their rights under this Section 16 to purchase the Offered Shares and the Grantee shall not have sold the Offered Shares to the third party within the above-provided 60-day period, then such Grantee shall not be permitted to give another Notice of Intention for a period of 180 days from the last day of such 60-day period.

          SECTION 17.    RIGHTS TO COMPEL SALE.  (a)   In the event that at
any time CHPII proposes to sell (a "Compelled Sale") to an unaffiliated third party (a "Compelled Sale Purchaser") any of the shares of Series B Preferred Stock or Common Stock and any other equity securities (including, without limitation, warrants, options and preferred stock) of the Corporation (each, an "Investment Unit" and collectively, "Investment Units") held by it, then CHPII, at its option, may require a Grantee to sell the same percentage or all of the Investment Units then held by such Grantee, to the Compelled Sale Purchaser, for the equivalent consideration per Investment Unit (a "Compelled Sale Offer Price(s)") and otherwise on the same terms and conditions upon which CHP sells its Investment Units.

          (b) If CHP elects to exercise its right to compel a sale pursuant to this Section 17, CHPII shall deliver a written notice (a "Compelled Sale Notice") of the Compelled

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Sale to each Grantee and the Corporation at least twenty (20) days prior to the consummation of any such sale, setting forth the Compelled Sale Offer Price(s), the identity of the Compelled Sale Purchaser and the other terms and conditions thereof. The closing of the Compelled Sale shall take place on such date and at such time as CHPII specifies to the Grantee. Each Grantee shall deliver to CHPII in escrow, not less than five Business Days before the proposed date of consummation of the Compelled Sale Offer, the duly endorsed certificate or certificates representing the requisite number of the Investment Units owned by such Grantee, together with a limited power of attorney authorizing CHPII to transfer such Investment Units to the Compelled Sale Purchaser pursuant to the terms of the Compelled Sale Offer at the Compelled Sale Offer Price(s), and in accordance with the provisions hereof.

          (c) The closing of the Compelled Sale shall take place on such date and at such time as CHPII specifies to the Grantee. Immediately after completion of any such sale pursuant to this Section 17, CHPII shall notify the Corporation and each Grantee of such completion and shall furnish such evidence of such sale (including time of completion) and the terms thereof as the Corporation or any Grantee may reasonably request. CHPII shall substantially concurrently with such closing also remit to each Grantee the proceeds of such sale attributable to the sale of such Grantee's Investment Units immediately upon receipt thereof.

          (d) No Grantee required to sell Investment Units pursuant to a Compelled Sale Offer shall be required to make any representation or warranty in connection with such Compelled Sale Offer other than as to such Grantee's ownership and authority to transfer, free and clear of all liens, claims, encumbrances and rights of third parties, the Investment Units proposed to be sold by it.

          SECTION 18. CERTIFICATE LEGEND. Each certificate representing restricted Shares granted pursuant to the Plan, or interests in any voting trust with respect thereto, shall bear, in addition to any other legend provided for herein, the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD UNLESS THE REGISTRATION PROVISIONS OF SUCH LAWS HAVE BEEN COMPLIED WITH OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

          "THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR OF ANY INTEREST THEREIN, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL SET FORTH IN THE INCENTIVE STOCK PURCHASE PLAN (THE "PLAN") OF COMMEMORATIVE BRANDS, INC. (THE "COMPANY") AND CERTAIN AGREEMENTS EXECUTED IN CONNECTION THEREWITH. NO TRANSFER, SALE, ASSIGNMENT,

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

          PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THE PLAN AND SUCH AGREEMENTS. COPIES OF THE PLAN AND SUCH AGREEMENTS ARE ON FILE WITH THE COMPANY."

At the end of the Period of Restriction, the Grantee or its permitted transferees, if any, shall be entitled to have the legend required by this
Section 18 (other than to the extent it refers to any then existing restrictions under applicable federal and state securities laws) removed from such Share certificate(s) or Voting Trust certificates with respect thereto.

          SECTION 19. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Grantees holding restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions, if any, paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and other terms and restrictions as the restricted Shares with respect to which they were paid.

          SECTION 20. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ or service of, or to continue his or her other association with, the Corporation or any Subsidiary or affect any rights the Corporation or the stockholders of the Corporation or any of their respective Subsidiaries or Affiliates may have to terminate his or her employment, services or association at any time.

          SECTION 21. AMENDMENT AND TERMINATION. The Board may at any time amend, modify, alter, or terminate the Plan; PROVIDED, HOWEVER, that no such amendment, modification, alteration or termination shall adversely affect any Shares which have already been offered and/or purchased before the date such amendment, modification, alteration or termination is approved.

          SECTION 22. INDEMNIFICATION. No person who is or shall have been a member of the Board or any Committee of the Board shall be personally liable by reason of any action taken or any agreement made or any other contract or other instrument executed by such member or on such member's behalf in connection with the administration or interpretation of the Plan or for any mistake of judgment made in good faith. The Corporation will indemnify and hold harmless each current and former employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, other than any such loss, cost, liability or expense arising out of or caused by such person's own fraud or bad faith, and against and from any and all amounts paid by him or her in settlement thereof with the Corporation's approval or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and

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

defend the same before he or she undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation, as amended, or By-Laws, as amended, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

          SECTION 23. GOVERNING LAW. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

          SECTION 24. EXPENSES OF PLAN. The expenses of administering the Plan shall be borne by the Corporation.

          SECTION 25. SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Eligible Persons.

          SECTION 26. WITHHOLDING. Whenever the Corporation proposes or is required to issue or transfer Shares under the Plan, the Corporation shall have the right to require the Grantee or his or her legal representative to remit to the Corporation any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

          SECTION 27. EFFECTIVE DATE. This Plan shall be effective as of July 7, 1998.











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